EXHIBIT C to Rights Agreement

C-3 EXHIBIT A Article 4 is hereby amended by adding the following to the end of Article 4: F. DESCRIPTION OF SERIES A JUNIOR PREFERRED STOCK. 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as “Series A Junior Preferred Stock” and the number of shares constituting such series shall be 800,000 provided however, that if more than a total of 800,000 shares of Series A Junior Preferred Stock shall be issuable pursuant to the exercise of rights (the “Rights”) issued pursuant to the Rights Agreement dated as of December 27, 2021, between the Company and Computershare Trust Company, N.A., as Rights Agent, the Board of Directors shall direct by resolution or resolutions that articles of amendment be properly executed, acknowledged, filed and recorded, in accordance with the Massachusetts Business Corporations Act, providing for the total number of shares of Series A Junior Preferred Stock authorized to be increased (to the extent that the Articles of Organization then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights. 2. DIVIDENDS AND DISTRIBUTIONS. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Company ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a “Unit”) of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of December, March, June and September in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Company Common Stock (as defined below) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Company Common Stock or a subdivision of the outstanding shares of Company Common Stock, by reclassification or otherwise) declared on shares of Company Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred Stock. In the event that the Company shall at any time after December 27, 2021 (the “Rights Declaration Date”) (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock or (iii) combine outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such

C-4 event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. (B) The Company shall declare a dividend or distribution on Units of Series A Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Company Common Stock (other than a dividend payable in shares of Company Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Company Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per Unit on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date in which case such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series A Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. 3. VOTING RIGHTS. The holders of Units of Series A Junior Preferred Stock shall have the following voting rights: (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock or (iii) combine the outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Company Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. (B) Except as otherwise provided herein or by law, the holders of Units of Series A Junior Preferred Stock and the holders of shares of Company Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

C-5 (C) (i) If, at any time, dividends on any Units of Series A Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a “default period”) from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Junior Preferred Stock, voting separately as a class, shall have the right to elect two Directors. (ii) During any default period, such voting rights of the holders of Units of Series A Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series A Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series A Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Company Common Stock shall not affect the exercise by the holders of Units of Series A Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Junior Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Junior Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Junior Preferred Stock. (iii) Unless the holders of Units of Series A Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the Units of Series A Junior Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Units of Series A Junior Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series A Junior Preferred Stock by mailing a copy of such notice to such stockholder at the address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any holder or holders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Junior Preferred Stock. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

C-6 (iv) During any default period, the holders of shares of Company Common Stock and Units of Series A Junior Preferred Stock, and other classes or series of stock of the Company, if applicable, shall continue to be entitled to elect all the Directors until holders of the Units of Series A Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock that elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence. (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Junior Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Junior Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Organization or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Organization or by-laws). (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series A Junior Preferred Stock during any default period notwithstanding any provisions of the Articles of Organization to the contrary. (D) Except as set forth herein, holders of Units of Series A Junior Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Company Common Stock as set forth herein) for taking any corporate action. 4. CERTAIN RESTRICTIONS. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Junior Preferred Stock shall have been paid in full, the Company shall not: (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock; (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

C-7 (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or (iv) purchase or otherwise acquire for consideration any Units of Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units. (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. 5. REACQUIRED SHARES. Any Units of Series A Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become part of the authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein. 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Company Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up. (B) In the event the Company shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock, or (iii) combine outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. 7. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Company Common Stock are exchanged for or converted into other stock or securities, cash and/or any

C-8 other property, then in any such case Units of Series A Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Company Common Stock is converted or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock, or (iii) combine outstanding Company Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. 8. REDEMPTION. The Units of Series A Junior Preferred Stock shall not be redeemable. 9. RANKING. The Units of Series A Junior Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Company as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. 10. AMENDMENT. The Articles of Organization, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with any other company or companies in any manner that would alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Junior Preferred Stock, voting separately as a class. 11. UNITS. The Series A Junior Preferred Stock may be issued in Units, which Units shall entitle the holder, in proportion to such holder’s interest, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock. 12. CERTAIN DEFINITIONS. As used herein with respect to the Series A Junior Preferred Stock, the following terms shall have the following meanings: (A) The term “Company Common Stock” shall mean the class of stock designated as the common stock, par value $0.01 per share, of the Company at the date hereof or any other class of stock resulting from successive changes or reclassifications of such common stock. (B) The term “junior stock” (i) as used in Section 4, shall mean the Company Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the Series A Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Company Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the

C-9 Series A Junior Preferred Stock has preference or priority in the distribution of assets upon any liquidation, dissolution or winding up of the Company. (C) The term “parity stock” (i) as used in Section 4, shall mean any class or series of capital stock of the Company hereafter authorized or issued ranking pari passu with the Series A Junior Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of capital stock of the Company hereafter authorized or issued ranking pari passu with the Series A Junior Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company.